                                                                     Exhibit B-6

                               OPERATING AGREEMENT

                                       OF

                               WHITING LEASING LLC

                     (AN INDIANA LIMITED LIABILITY COMPANY)

                                TABLE OF CONTENTS

ARTICLE 1 - FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS........................................     1
         1.1      Formation.........................................................................     1
         1.2      Name     .........................................................................     1
         1.3      Principal Place of Business.......................................................     1
         1.4      Registered Agent..................................................................     1

ARTICLE 2 - DEFINITIONS.............................................................................     2
         2.1      Definitions.......................................................................     2

ARTICLE 3 - PURPOSE AND SCOPE OF THE COMPANY........................................................     2
         3.1      Purpose and Scope of the Company. ................................................     2
         3.2      Business Opportunities............................................................     3

ARTICLE 4 - TERM....................................................................................     3
         4.1      Term of the Company...............................................................     3

ARTICLE 5 - CAPITAL CONTRIBUTIONS AND ADVANCES......................................................     3
         5.1      Capital Contributions.............................................................     3
         5.2      Units    .........................................................................     4

ARTICLE 6 - ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS
         AND PAYMENTS TO MEMBERS....................................................................     4
         6.1      Distributions.....................................................................     4
         6.2      Allocation Rules..................................................................     4

ARTICLE 7 - STATUS OF THE MEMBER....................................................................     4
         7.1      Liability.........................................................................     4
         7.2      Status of the Interest in the Company.............................................     5
         7.3      Resignation Prohibited............................................................     5
         7.4      Bankruptcy, Insolvency or Dissolution of the Member...............................     5

ARTICLE 8 - TRANSFER OF INTERESTS...................................................................     5
         8.1      Transfer..........................................................................     5

ARTICLE 9 - MEETINGS AND VOTING.....................................................................     5
         9.1      Annual Meetings...................................................................     5
         9.2      Action by the Member..............................................................     5

ARTICLE 10 - MANAGEMENT.............................................................................     6
         10.1     Board of Managers.................................................................     6
         10.2     Duties............................................................................     6
         10.3     Resignation.......................................................................     6
         10.4     Removal...........................................................................     6
         10.5     Vacancies.........................................................................     6
         10.6     Annual Meetings...................................................................     6
         10.7     Special Meetings..................................................................     7
         10.8     Action by Unanimous Written Consent...............................................     7
         10.9     Quorum............................................................................     7
         10.10    Organization......................................................................     7

ARTICLE 11 - OFFICERS..............................................................................      7
         11.1     Officers.........................................................................      7
         11.2     President........................................................................      7
         11.3     Vice President...................................................................      8
         11.4     Secretary........................................................................      8
         11.5     Assistant Secretary..............................................................      8
         11.6     Treasurer........................................................................      8
         11.7     Assistant Treasurer..............................................................      8
         11.8     Controller.......................................................................      9
         11.9     Assistant Controller.............................................................      9
         11.10    Delegation of Authority..........................................................      9
         11.11    Execution of Documents...........................................................      9

ARTICLE 12 - DISSOLUTION AND TERMINATION...........................................................      9
         12.1     Dissolution......................................................................      9
         12.2     Winding Up and Termination.......................................................     10

ARTICLE 13 - FISCAL AFFAIRS........................................................................     10
         13.1     Fiscal Year......................................................................     10
         13.2     Books and Records................................................................     10
         13.3     Reports..........................................................................     10
         13.4     Bank Accounts....................................................................     11
         13.5     Tax Returns and Periodic Reports.................................................     11
         13.6     Accounting Decisions.............................................................     11
         13.7     Income Tax Treatment.............................................................     11

ARTICLE 14 - AMENDMENTS............................................................................     11
         14.1     Procedure for Amendment..........................................................     11

ARTICLE 15 - MISCELLANEOUS PROVISIONS..............................................................     11
         15.1     Application for Admission to Transact Business...................................     12
         15.2     Governing Law....................................................................     12
         15.3     Consents and Approvals...........................................................     12
         15.4     Notices..........................................................................     12
         15.5     Reliance on Opinion of Counsel...................................................     12
         15.6     Scope of Member's Authority......................................................     12
         15.7     Execution of Company Documents...................................................     12
         15.8     Time.............................................................................     12
         15.9     Binding Effect...................................................................     12
         15.10    Entire Agreement.................................................................     12
         15.11    Remedies Not Exclusive...........................................................     15
         15.12    Severability.....................................................................     13
         15.13    Captions.........................................................................     13
         15.14    Identification...................................................................     13
         15.15    Creditors........................................................................     13
         15.16    Member's Age and Competence......................................................     13

ARTICLE 16 - INDEMNIFICATION.......................................................................     13
         16.1     Litigation Brought by Third Parties..............................................     13
         16.2     Litigation by or in the Right of the Company.....................................     14
         16.3     Successful Defense...............................................................     14
         16.4     Determination of Conduct.........................................................     14
         16.5     Advance Payment..................................................................     14
         16.6     Article 16 Not Exclusive.........................................................     15

         16.7     Insurance........................................................................     15
         16.8     Effect of Invalidity.............................................................     15
         16.9     Definition of Company............................................................     15
         16.10    Change in Law....................................................................     15
         16.11    Indemnification..................................................................     15

                               OPERATING AGREEMENT

                                       OF

                               WHITING LEASING LLC

                  THIS AGREEMENT is made and entered into as of the 24th day of April, 2003, by and between Primary Energy, Inc., an Indiana corporation, as the sole member (the "Member") and Whiting Leasing LLC (the "Company").

                               W I T N E S E T H:

                  WHEREAS the Member has formed a limited liability company, governed by the Indiana Business Flexibility Act (the "Act"), under the name and style of Whiting Leasing LLC; and

                  WHEREAS the Member has agreed to make contributions of capital to the Company in exchange for the Company agreeing to conduct the Company business pursuant to the terms of this operating agreement (the "Agreement"), which shall govern the rights and duties of the Member and the Company, and which constitutes their entire agreement from and after the date hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member and the Company hereby agree as follows:

                                    ARTICLE 1

                FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS

                  1.1 FORMATION. The Member has formed the Company as a limited liability company under the provisions of the Act upon the terms and conditions, and for the limited purposes and scope, set forth in this Agreement.

                  1.2 NAME. The firm name and style under which the Company will conduct its business is Whiting Leasing LLC.

                  1.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business and principal office of the Company shall be 8407 Virginia Street, Merrillville, IN 46410. The Company may change such place of business and office, and may have such additional places of business and offices, as the Member may determine.

                  1.4 REGISTERED AGENT. The Company shall maintain in the State of Indiana a registered office and a registered agent. The initial registered agent of the Company shall be Gary W. Pottorff. The address of the Company's initial registered agent is, and the address of the Company's initial registered office shall be, 801 E. 86th Avenue, Merrillville, Indiana 46410.

                                    ARTICLE 2

                                   DEFINITIONS

                  2.1      DEFINITIONS.

                  (a) As used throughout this Agreement:

                           (1) "Code" shall mean the Internal Revenue Code of
1986, as amended.

                           (2) The term "Person" includes any corporation, firm,
limited liability company,

partnership, trust, or other form of association.

                  (b) Other Defined Terms. The following table indicates the location in this Agreement of the other terms defined herein:

DEFINED TERM                                    LOCATION
------------                                    --------
Act.....................................         Page 1
Action..................................         Page 13
Agreement...............................         Page 1
Another Entity..........................         Page 13
Authorized Capacity.....................         Page 13
Board of Managers.......................         Page 2
Company.................................         Page 1
Company Person..........................         Page 13
Dissolving Event........................         Page 9
Expenses................................         Page 13
Managers................................         Page 2
Member..................................         Page 1

                                    ARTICLE 3

                        PURPOSE AND SCOPE OF THE COMPANY

                  3.1 PURPOSE AND SCOPE OF THE COMPANY. The purpose of the Company shall be to pursue any lawful business, purpose or activity permitted by the Act. The Company, acting by and through its managers ("Managers") or officers, shall have all powers necessary or desirable in connection with the foregoing, including but not limited to, the power to: (i) enter into agreements, and execute documents and instruments, including leases, mortgages, evidences of indebtedness, construction, development, management, and other contracts; (ii) borrow money, and open and maintain bank accounts authorizing withdrawals on the signatures of one or more Persons as the board of managers of the Company (the "Board of Managers") may designate; (iii) sell or assign any or all of the assets of the Company; and (iv) execute such other documents and take such other actions as may be necessary or desirable from time to time to carry out any purpose authorized pursuant to this Section 3.1.

                  3.2      BUSINESS OPPORTUNITIES.

                  (a) Nothing contained in this Agreement shall be deemed to restrict, in any way, the freedom of the Member to conduct, independently of the Company, any business or other activity whatsoever, whether or not similar to, or competitive with, the business of the Company, without any accountability to the Company.

                  (b) The Member shall not be required to submit any other investment or business opportunity to the Company. The Member does not violate any duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. The Member may lend money to and transact other business with the Company. The rights and obligations of the Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to other applicable laws. No transaction with the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if the transaction is fair to the Company.

                                    ARTICLE 4

                                      TERM

                  4.1 TERM OF THE COMPANY. The Company shall have a perpetual existence, unless it is terminated as provided in Article 12 of this Agreement or by operation of law.

                                    ARTICLE 5

                       CAPITAL CONTRIBUTIONS AND ADVANCES

                  5.1 CAPITAL CONTRIBUTIONS. The Member shall make the contribution described on Exhibit A at the time and on the terms specified on Exhibit A. If no time for the contribution is specified, the contribution shall be made upon the execution of this Agreement by the parties hereto. The value of such contribution shall be as set forth on Exhibit A. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided in this Agreement.

         In addition to the initial contribution, as described in Exhibit A to this Agreement, the Member may make additional contributions to the Company. Except to the extent of the contributions described in Exhibit A to this Agreement, the Member shall not be obligated to make any additional contributions to the Member's capital account in the Company.

                  5.2 UNITS. The Company shall have units of membership representing the entire ownership interest in the Company. The Company shall be authorized to issue 100 of such units of membership. Upon making the capital contribution described above, the Company shall issue all 100 units of membership to the Member.

                                    ARTICLE 6

                        ALLOCATION OF PROFITS AND LOSSES;

                      DISTRIBUTIONS AND PAYMENTS TO MEMBERS

                  6.1      DISTRIBUTIONS.

                  (a) Except as provided in paragraph (b) of this Section 6.1 and as provided in Article 12 of this Agreement, the Company may make distributions as determined by the Board of Managers from time to time and in accordance with this Agreement.

                  (b) Notwithstanding the provisions of the preceding paragraph, no distribution may be made to the Member to the extent that at the time of the distribution, after giving effect to the distribution, the aggregate liabilities of the Company (other than: (i) liabilities to the Member on account of its interest in the Company and (ii) liabilities for which the recourse of creditors is limited to the assets of the Company) exceed the aggregate fair market value of the Company's assets or such distribution otherwise would cause the Company to become insolvent; provided, however, that the fair market value of an asset that is subject to a liability for which the recourse of creditors is limited shall be included in the aggregate fair market value of the Company's assets only to the extent that the fair market value of the asset exceeds such liability. If the Member receives a distribution in violation of this paragraph, it shall be obligated to return to the Company that portion of the distribution made in violation of this paragraph.

                  (3) For all purposes of this Agreement, amounts withheld pursuant to the Code, or a provision of any state or local tax law, with respect to a payment or distribution to the Company or to the Member shall be treated as amounts distributed to the Member.

                  6.2 ALLOCATION RULES. All profits, losses and credits, both for the purposes of maintaining the Member's capital account in the Company, and for Federal, state and local income tax purposes, shall be allocated to the Member.

                                    ARTICLE 7

                              STATUS OF THE MEMBER

                  7.1 LIABILITY. The Member shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Company beyond the amount agreed to be contributed by it to the capital of the Company pursuant to this Agreement, and except as otherwise provided in this Agreement, the Member shall not be responsible for losses sustained by the Company.

                   7.2 STATUS OF THE INTEREST IN THE COMPANY. The Member's interest in the Company shall be fully paid and nonassessable. The Member shall not have the right to reduce its contributions to the capital of the Company, except as otherwise expressly provided in this Agreement. Furthermore, the Member shall not have the right to demand or receive property other than cash in return for the Member's contribution, or as to profits, losses, or distributions. The cost of defending any action brought against the Company or the Member, or both, with respect to Company matters shall be borne by the Company.

                  7.3 RESIGNATION PROHIBITED. Except as otherwise expressly provided in this Agreement, the Member may not resign as a Member prior to the dissolution and winding up of the Company.

                  7.4 BANKRUPTCY, INSOLVENCY OR DISSOLUTION OF THE MEMBER. Upon the bankruptcy, insolvency or dissolution of the Member, the legally authorized representative, or successor in interest of the Member shall have the same rights as the Member previously possessed.

                                    ARTICLE 8

                              TRANSFER OF INTERESTS

                  8.1 TRANSFER. The Member's interest in the Company shall be transferrable in whole or in part without the consent of any other Person (including, but not limited to, the Company), and the assignee shall be admitted as a Member and admitted to all the rights of the Member who has assigned any portion of its interest in the Company.

                                    ARTICLE 9

                               MEETINGS AND VOTING

                  9.1 ANNUAL MEETINGS. The Member shall hold its annual meeting on the second Wednesday in the month of April of each year (if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday) for the purpose of organization, election of managers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the Managers may be elected in the manner provided in Section 9.2 following.

                  9.2 ACTION BY THE MEMBER. Provided that the Company shall continue to be owned by a single Member, formal meetings shall not be required for the Member to take any action required or allowed pursuant to this Agreement or by the Act. Any such action may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed by a duly authorized officer, employee or agent of the Member. Each such consent shall be delivered to the Company.

                                   ARTICLE 10

                                   MANAGEMENT

                  10.1 BOARD OF MANAGERS. The Board of Managers shall have the authority to manage the business and affairs of the Company. The Board of Managers shall initially consist of two Managers and shall consist of such number of Managers, not less than two nor more than seven members, as determined from time to time by the Board of Managers. The initial Managers of the Company shall be Mark D. Wyckoff, Peter E. Disser and V. Michael Alverson. The Managers shall be elected annually by the Member. Such Managers shall hold office until the next annual meeting of the Member and until their successors are elected and qualified or until their earlier resignation or removal. Managers need not be Members.

                  10.2 DUTIES. The Board of Managers may employ such agents, employees and officers as it may deem advisable, and fix the rate of compensation of all agents, employees and officers. Each Manager's duty of care in the discharge of each Manager's duties to the Company is limited to refraining from engaging in reckless conduct, intentional misconduct or a knowing violation of law. In discharging its duties, the Managers shall be fully protected in relying in good faith upon the records required to be maintained under Article 13 of this Agreement and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Managers reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member may properly be paid.

                  10.3 RESIGNATION. A Manager may resign at any time by filing his written resignation with the Secretary.

                  10.4 REMOVAL. Any one or more Managers may be removed, with or without cause, at any time by the written act of the Member.

                  10.5 VACANCIES. In case of any vacancy in the Board of Managers through death, resignation, removal or other cause, the Member may elect a successor to fill such vacancy until his or her successor is elected and qualified.

                  10.6 ANNUAL MEETINGS. The Board of Managers shall meet each year on the second Wednesday in the month of April of each year (if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday) for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board of Managers specifically called in the manner provided in Section 10.7 following.

                  10.7 SPECIAL MEETINGS. Special meetings of the Board of Managers may be called at any time by the President or by any of the Managers at any place within or without the State of Indiana, by giving, or causing the Secretary or the Assistant Secretary to give, to each Manager, either personally or by mail or by telegram, at least two (2) days' notice of the time, place and purpose of such meeting.

                  10.8 ACTION BY UNANIMOUS WRITTEN CONSENT. Formal meetings shall not be required for the Managers to take any action required or allowed pursuant to this Agreement or by the Act. Any such action may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed by all of the Managers. Each such consent shall be delivered to the Company.

                  10.9 QUORUM. At any meeting of the Board of Managers, the presence of a majority of the members of the Board of Managers elected and qualified shall constitute a quorum for the transaction of any business. A vote of the majority of the Managers where a quorum is present shall constitute an act of the Board of Managers.

                  10.10 ORGANIZATION. The President, and in his absence the Vice President and in their absence any Manager present, shall call meetings of the Board of Managers to order, and shall act as chairman of such meetings. The Secretary or the Assistant Secretary of the Company shall act as secretary of all meetings of the Board of Managers, but in the absence of the Secretary or the Assistant Secretary the presiding officer may appoint any Manager to act as secretary of the meeting.

                                   ARTICLE 11

                                    OFFICERS

                  11.1 OFFICERS. The officers of the Company shall be chosen by the Board of Managers and shall consist of a President, a Secretary, an Assistant Secretary, and a Treasurer. One person may hold any two offices except those of President and Secretary. Such officers shall be elected by the Board of Managers at its annual meeting, and shall hold office for one year and/or until their respective successors are duly elected and shall have qualified. The Board of Managers may, from time to time, elect or appoint such other officers and agents, such as one or more Vice Presidents, one or more Assistant Treasurers, a Controller, or one or more Assistant Controllers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Managers. Vacancies among the officers of the Company shall be filled by the Board of Managers. Any officer or agent elected or appointed by the Board of Managers may be removed at any time by the affirmative vote of a majority of the whole Board of Managers.

                  11.2 PRESIDENT. The President of the Company shall preside at all meetings of the Member and of the Board of Managers. He or she shall have general supervision over the management and direction of the affairs of the Company, subject to the control of the Board of Managers, and shall have such other powers and duties as may be prescribed by the Board of Managers. Subject to the control of the Board of Managers, the President shall have supervision of all departments and of all Vice Presidents and other officers of the Company; the President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board of Managers.

                  11.3 VICE PRESIDENT. In the absence of the President, or in case of their inability or refusal to act, the Vice Presidents, if there be one or more Vice Presidents, in the order of their respective elections, as appears from the record thereof, shall have all of the powers and shall perform all of the duties of the President; and each of the Vice Presidents shall have such other powers and shall perform such other duties as from time to time may be prescribed for him or her by the Board of Managers.

                  11.4 SECRETARY. The Secretary shall attend and keep the minutes of all meetings of the Board of Managers and of the Member. He or she shall have charge and custody of the limited liability company records of the Company, and shall in general perform all the duties incident to the office of the Secretary of a Company, subject at all times to the direction and control of the Board of Managers or of the President.

                  11.5 ASSISTANT SECRETARY. The Assistant Secretary shall have such duties and powers as may be prescribed for him or her by the Board of Managers or be delegated to him or her by the President. In the absence or disability of the Secretary, his or her powers and duties shall devolve upon the Assistant Secretary, and he or she shall thereupon have and exercise such powers and duties during such absence or disability of the Secretary.

                  11.6 TREASURER. The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall also have the custody of all securities belonging to the Company. He or she shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during his term of office. When necessary or proper, he or she shall endorse, on behalf of the Company, all checks, notes, or other obligations payable to the Company or coming into his possession for and on behalf of the Company, and shall deposit the funds arising therefrom, together with all other funds of the Company coming into his possession, in the name and to the credit of the Company in such bank or banks as the Board of Managers shall from time to time by resolution direct. He or she shall perform all duties which are incident to the office of treasurer of a Company, subject at all times to the direction and control of the Board of Managers and President. He or she shall give the Company a bond if required by the Board of Managers in a sum, and with one (1) or more sureties, satisfactory to the Board of Managers, for the faithful performance of the duties of his office, and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Company.

                  11.7 ASSISTANT TREASURER. Each of the Assistant Treasurers, if there be one or more Assistant Treasurers, shall have such powers and duties as may be prescribed for him or her by the Board of Managers or be delegated to him or her by the President. In the absence or disability of the Treasurer, his powers and duties shall devolve upon such one of the Assistant Treasurers as the Board of Managers or the President shall designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he or she shall thereupon have and exercise such powers and duties during such absence or disability of the Treasurer. Each Assistant Treasurer shall likewise give the Company a bond if required by the Board of Managers upon like terms and conditions as the bond required of the Treasurer.

                  11.8 CONTROLLER. The Controller, if there be a Controller, shall have control over all accounts and records pertaining to moneys, properties, materials and supplies. He or she shall have executive direction of the bookkeeping and accounting departments, and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He or she shall have charge of the preparation of the financial budget, and such other powers and duties as are commonly incident to the office of comptroller of a Company, subject at all times to the direction and control of the Board of Managers and the President.

                  11.9 ASSISTANT CONTROLLER. Each of the Assistant Controllers, if there be one or more Assistant Controllers, shall have such powers and duties as may be prescribed for him or her by the Board of Managers or be delegated to him or her by the President. In the absence or disability of the Controller, his powers and duties shall devolve upon such one of the Assistant Controllers as the Board of Managers or the President may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller; and he or she shall thereupon have and exercise such powers and duties during such absence or disability of the Controller.

                  11.10 DELEGATION OF AUTHORITY. In case of the absence of any officer of the Company, or for any other reason that the Board of Managers may deem sufficient, the Board of Managers may delegate the powers or duties of such officer to any other officer or to any Manager, for the time being, provided a majority of the entire Board of Managers concurs therein.

                  11.11 EXECUTION OF DOCUMENTS. Unless otherwise provided by the Board of Managers, all contracts, leases, commercial paper and other instruments in writing and legal documents, shall be signed by the President or a Vice President. All bonds, deeds and mortgages shall be signed by the President or a Vice President. All checks, drafts, notes and orders for the payment of money shall be signed by those officers or employees of the Company as the Managers may from time to time designate.

                                   ARTICLE 12

                           DISSOLUTION AND TERMINATION

                  12.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (a "Dissolving Event"):

                  (a) The determination of the Member that the Company dissolve; and

                  (b) A decree of judicial dissolution pursuant to 23-18-9-2 of the Act.

Upon a Dissolving Event, the Company shall be wound up and terminated pursuant to Section 12.2 of this Article.

                  12.2 WINDING UP AND TERMINATION. If the Company is dissolved, its affairs shall be concluded in the following manner:

                  (a) The Member (or its legally authorized representative or successor in interest) shall proceed with the liquidation of the Company, and the proceeds of such liquidation

(less any reasonable portion thereof reserved for a reasonable time to pay contingent or unforeseen Company liabilities) shall be applied and distributed as follows:

                           (1) First, to the creditors of the Company, excluding
the Member, in satisfaction

of all such liabilities of the Company;

                           (2) Second, to the Member in full repayment of any
loans made by the Member to the Company; and

                           (3) Third, to the Member.

                  (b) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors.

                                   ARTICLE 13

                                 FISCAL AFFAIRS

                  13.1 FISCAL YEAR. The fiscal year of the Company shall be December 31.

                  13.2 BOOKS AND RECORDS. The Company shall keep adequate books of account on the cash or accrual basis to the extent permitted by the Code wherein shall be recorded all contributions to the capital of the Company, and all income, distributions, expenses, and transactions of the Company. The Company also shall maintain as a part of the books and records of the Company the name and address of the Member. The Member's name and address may be changed by the Member by written notice to the Company. Such books of account, along with the Company's federal, state, and local income tax returns (if any) for each of the six preceding taxable years of the Company, shall be kept at the principal office of the Company.

                  13.3     REPORTS.

                  (a) On or before March 31 of each year, the Company shall cause to be furnished to the Member, at the expense of the Company: (i) an adequate accounting of the activities of the Company for the previous year, and
(ii) a report to the Member containing information with respect to the Company to be used in preparing the Member's Federal, state, and local income tax returns.

                   (b) In addition, the Company shall cause to be furnished to the Member, within 45 days subsequent to the close of each of the first three calendar quarters of each year, an adequate accounting of the Company's operations during such calendar quarter if requested by the Member.

                  (c) The reports required by this Section 12.3 may be unaudited and shall be prepared in accordance with generally accepted accounting principles.

                  13.4 BANK ACCOUNTS. All funds of the Company shall be deposited in its name in such money market, checking, and savings accounts, certificates of deposit, and U.S. government obligations as the Member may designate. Withdrawals therefrom shall be made upon such signatures as the Member may designate. Notwithstanding anything to the contrary contained in this Agreement, the Company shall maintain its own separate and distinct books of account, bank accounts, and Company records, and shall not commingle its assets or funds with those of any other Person.

                  13.5 TAX RETURNS AND PERIODIC REPORTS. In addition to the reports required under Section 12.3 of this Article, the Company shall cause such annual income tax returns, if any, and periodic reports for the Company as are required by applicable law to be prepared and filed with the appropriate authorities. The income tax returns of the Company shall be prepared and filed on the basis of the accounting method selected by the Member.

                  13.6 ACCOUNTING DECISIONS. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the Member.

                  13.7 INCOME TAX TREATMENT. For all federal, state and local income tax purposes, the Company shall be treated as a branch or division of the Member, rather than as an association taxable as a Company.

                                   ARTICLE 14

                                   AMENDMENTS

                  14.1 PROCEDURE FOR AMENDMENT. This Agreement may only be amended upon the written consent of the Member and the Company.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

                  15.1 APPLICATION FOR ADMISSION TO TRANSACT BUSINESS. The Company is hereby authorized by the Member to file, and upon execution of this Agreement shall file, in accordance with applicable law, all documents necessary for the formation of the Company.

                  15.2 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Indiana, including the Act. The Member's interest in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed to be owned by the Company as an entity (and may be held in the name of a nominee for the Company), and the Member individually shall not have any ownership of such property.

                  15.3 CONSENTS AND APPROVALS. Whenever the consent or approval of the Member is required or permitted under this Agreement, such consent or approval may be evidenced by a written consent signed by Member.

                  15.4 NOTICES. Except as otherwise expressly provided herein, all notices under this Agreement shall be in writing and shall be given to the Member at its address set forth in Exhibit A hereto (or at such other address as the Member hereafter may specify by notice to the Company), and to the Company at its principal office. Unless delivered personally, each such notice shall be given by certified mail, postage prepaid. Each notice shall be effective when so delivered or five days after being so mailed whichever is earlier.

                  15.5 RELIANCE ON OPINION OF COUNSEL. No duly authorized act or failure to act by the Member that causes or results in loss or damage to the Company shall subject the Member to liability if the Member's act or failure to act was pursuant to opinion of legal counsel employed on behalf of the Company.

                  15.6 SCOPE OF MEMBER'S AUTHORITY. Except as otherwise provided in this Agreement, the Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of the Company. No Person dealing with Member shall be required to determine the Member's authority to perform any undertaking on behalf of the Company, or to determine any fact or circumstance bearing upon the existence of such authority.

                  15.7 EXECUTION OF COMPANY DOCUMENTS. Any contract, agreement, instrument, or other document to which the Company is a party may be signed by any duly authorized officer or agent of the Company, and no other signature or signatures shall be required.

                  15.8 TIME. Time is of the essence for all purposes under this Agreement.

                  15.9 BINDING EFFECT. Subject to the limits on transferability contained herein, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, assigns, successors, and legal representatives.

                  15.10 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, contains the entire agreement between the parties hereto relative to the operation of the Company. Except as expressly provided herein, no variation, modification or change to this Agreement shall be binding upon any party hereto, unless set forth in a document duly executed by or on behalf of such party. From time to time and at all times, each party hereto shall do all such other and further acts as reasonably may be necessary in order fully to perform and carry out the terms and intent of this Agreement.

                  15.11 REMEDIES NOT EXCLUSIVE. Any remedy herein contained for breach of an obligation hereunder shall not be deemed to be exclusive, and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction, or otherwise.

                  15.12 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable to any extent, then the remainder of this Agreement, and the application of such remaining provisions to other Persons or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  15.13 CAPTIONS. Article and Section titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

                  15.14 IDENTIFICATION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

                  15.15 CREDITORS. No provision of this Agreement shall be construed for the benefit of or be enforceable by any creditor of the Company.

                  15.16 MEMBER'S AGE AND COMPETENCE. Notwithstanding any contrary provision of this Agreement, no Member or assignee of the interest thereof shall be a Person or organization prohibited by law from becoming such. Any assignment of an interest in the Company to a Person or organization not meeting such standard shall be void and ineffectual, and shall not bind the Company.

                                   ARTICLE 16

                                 INDEMNIFICATION

                  16.1 LITIGATION BROUGHT BY THIRD PARTIES. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Company) (an "Action") by reasons of the fact that he or she is or was a manager, officer, employee or agent of the Company (a "Company Person"), or is or was serving at the request of the Company as a manager, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, limited liability company, trust or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe his or her conduct was unlawful.

                   16.2 LITIGATION BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Company Person, or was serving at the request of the Company in an Authorized

Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that a court of equity or the court in which such action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

                  16.3 SUCCESSFUL DEFENSE..To the extent that a person who is or was a Company Person or is or was serving in an Authorized Capacity of Another Entity at the request of the Company and has been successful on the merits or otherwise in defense of any action, referred to in Section 16.1 or 16.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

                  16.4 DETERMINATION OF CONDUCT. Any indemnification under
Section 16.1 or 16.2 of this Article (unless ordered by a court) shall be made by the Company only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Section 16.1 or 16.2. Such determination shall be made
(a) by the Board of Managers by a majority vote of a quorum consisting of the Managers not at the time parties to such action, suit or proceeding, or (b) by special legal counsel, or (c) by the Member, provided, however, that interests in the Company owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

                  16.5 ADVANCE PAYMENT.....The Company shall advance Expenses reasonably incurred by any Company Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Company a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 16.1 or 16.2 and (b) a determination is made by those making the decision pursuant to Section 16.4 that the facts then known would not preclude indemnification under this Article 16.

                  16.6 ARTICLE 16 NOT EXCLUSIVE. The indemnification provided by this Article 16 shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of the Member or disinterested managers, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  16.7 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a Company Person or is or was serving at the request of the Company in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article 16 or the Indiana Business Corporation Law.

                  16.8 EFFECT OF INVALIDITY. The invalidity or unenforceability of any provision of this Article 16 shall not affect the validity or enforceability of the remaining provisions of this Article 16.

                  16.9 DEFINITION OF COMPANY. For purposes of this Article 16, references to "the Company" shall include, in addition to the surviving or resulting limited liability company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger.

                  16.10 CHANGE IN LAW. Notwithstanding the foregoing provisions of Article 16, the Company shall indemnify any person who is or was a Company Person or is or was serving at the request of the Company in an Authorized Capacity of or for Another Entity to the full extent permitted by the Indiana Business Corporation Law or by any other applicable law, as may from time to time be in effect.

                  16.11 INDEMNIFICATION. The Company shall indemnify the Member for all costs, losses, liabilities and damages paid or accrued by the Member or its agent in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State of Indiana.

                  IN WITNESS WHEREOF, the parties hereto being duly sworn, have signed and acknowledged this instrument as of the day and year first above written.

MEMBER:                                           COMPANY:

PRIMARY ENERGY, INC.                              WHITING LEASING LLC

______________________________                    ______________________________
By: __________________________                    By: __________________________
Its:__________________________                    Its:__________________________

                                  EXHIBIT A TO

                     WHITING LEASING LLC OPERATING AGREEMENT

  NAME, ADDRESS, TAXPAYER                                       VALUE OF CASH AND PROPERTY CONTRIBUTED TO
   IDENTIFICATION NUMBER             DATE OF MEMBERSHIP                       CAPITAL
-------------------------            ------------------         -----------------------------------------
Primary Energy, Inc.                   April 24, 2003                         $1,000
8407 Virginia Street
Merrillville, Indiana 46410
Tax I.D. #35-1974-450